EXHIBIT 99.1

Ur-Energy Releases 2022 Q2 Results

Littleton, Colorado (ACCESSWIRE – August 2, 2022) Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (the “Company” or “Ur-Energy”) has filed the Company’s Form 10-Q for the quarter ended June 30, 2022, with the U.S. Securities and Exchange Commission at www.sec.gov/edgar.shtml and with Canadian securities authorities at www.sedar.com.

Ur-Energy CEO, John Cash said, “2022 has been an exciting year for Ur-Energy thus far with several, recent notable developments. We have  maintained a strong cash position as we continue to build-out header house 2-4 and its associated mine production unit, which will ultimately accelerate our ability to ramp up to full production when market conditions warrant. Initial field testing of our patented well installation technology has been successful and will continue into August when we expect to seek final agency approval if testing is completed successfully.

“Finally, I am happy to report that last week we responded to the Department of Energy's solicitation to purchase domestically produced uranium to establish a new U.S. Uranium Reserve. We have held our uranium inventory with the expectation of selling it into the Uranium Reserve and we are optimistic that we will be selected as a successful bidder. We expect to learn the results of the bid process by the end of September.”

Financial Results

As of June 30, 2022, we had cash resources consisting of cash and cash equivalents of $43.3 million.

In addition to our cash position, our finished, ready-to-sell, conversion facility inventory value is immediately realizable, if necessary, including to deliver it into the Uranium Reserve Program.

Lost Creek Operations

Lost Creek continues to operate at reduced production levels, which have allowed us to sustain operating cost reductions at Lost Creek, while continuing to conduct preventative maintenance and optimize processes in preparation for ramp up to full production rates.

An advance development program at Lost Creek was implemented in late 2021, with the intent to significantly improve our ability to quickly return to production when ramp-up occurs. Specifically, we commenced a drilling and construction program to complete the development of the fourth header house in MU2 (HH 2‑4). The header house, and its associated drilling and wellfield development, is expected to be complete in 2022 and be ready for production. We have ordered all necessary equipment to construct the fifth header house (HH 2‑5) and the long-lead items for the sixth header house in MU2. We are nearly finished with a delineation drill program to assist with further wellfield design within MU2. This includes delineation drilling for HHs 2-4 through 2-9. Together with our optimization of plant processes, these wellfield programs will significantly advance our readiness and shorten the time frame to production when ramp-up occurs.

The first two mine units at Lost Creek (MU1 and MU2) have all appropriate permits necessary for a return to operations, including new production resulting from the ongoing MU2 advance development program, when ramp up occurs. We have received Wyoming Uranium Recovery Program (“URP”) approval of the amendment to the Lost Creek source material license to include recovery from the LC East Project (HJ and KM horizons) immediately adjacent to the Lost Creek Project and additional HJ horizons at the Lost Creek Project. Currently, we await only approval by the Wyoming Department of Environmental Quality, Land Quality Division (“LQD”) of the amendment to the Lost Creek permit to mine adding HJ and KM horizons at LC East and HJ mine units at Lost Creek. We anticipate the LQD review will be complete in 2022.

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Research and Development

We are actively engaged in several research and development (“R&D”) projects with the overall objective to introduce new methods of cost-effective technology to our Lost Creek Project, and to Shirley Basin when it is constructed. The technologic advances are at varying stages of development, although if analyses continue to be successful, we anticipate that one or more may be implemented in 2022. The development projects include a new material for injection wells and related well installation process, for which a provisional patent has been filed with the U.S. Patent Office. During 2022 Q2, we received WDEQ authorization to proceed with field testing the materials and engineering, and testing has commenced. Although the technology will not be used for production wells, it will be used for injection wells which generally represent approximately 65% of the wells throughout wellfields designed with traditional “five-spot” recovery patterns. In addition to its relatively low cost and availability of materials in the midst of current supply chain challenges, the proposed method, if proven out, is expected to reduce drill rig time on injection wells by about 70% and reduce environmental impacts. It is anticipated that the cost savings from reduced drill rig time will be partially offset by the need for additional in-house labor.

Casper Operations Headquarters

Work continues on the development and construction of our new operations headquarters in Casper, Wyoming which will serve our ongoing and future Wyoming operations as well as mineral exploration and development projects. We are working with our contractor to advance the completed design work for a multipurpose building which will allow for centralized construction activities as well as housing our shared services chemistry laboratory. Construction is expected to commence summer 2022 and be complete in approximately seven to nine months. The additional facility will allow us to construct header houses for Lost Creek and, when built and operational, Shirley Basin. Building, wiring and automating header houses in Casper, as well as other construction activities, will provide numerous safety, environmental and financial advantages to our operations.

Continuing 2022 Guidance

The surge in interest by investors, policy- and lawmakers, and climate-change advocates in all things nuclear continues in 2022. Global recognition of nuclear energy’s role in achieving net-zero carbon emissions continues to be more widely accepted. Japan, several member nations of the European Union, and the United Kingdom have all recently made announcements of action plans making nuclear energy an integral part of the climate change solution. The Biden Administration also continues to voice support for clean energy and the nuclear industry.

The DOE uranium reserve has moved forward: in June 2022, Department of Energy National Nuclear Security Administration issued a solicitation for proposal to purchase qualified domestically produced uranium. We have submitted a bid proposal. Although there can be no assurance that the Company will be a successful bidder, our existing inventory has been classified as current, reflecting our intention to participate in the bidding process.

The sustained support for nuclear energy has prompted financial funds and uranium ETFs to purchase uranium inventories thereby supporting the uranium spot price. It has been a year since the Sprott Physical Uranium Trust (“SPUT”) began its purchases of uranium. SPUT established the means in the equity markets to raise more than $3 billion for such purchases and now holds more than 57 million pounds U3O8. While others have established the vehicles by which to make substantial purchases of uranium, SPUT remains the most prolific purchaser. The rally in uranium spot prices which began in 2021 continues in 2022, with price per-pound during the quarter remaining in the upper $40s and lower $50s. Moreover, nuclear utilities and other purchasers are back in the market, resulting in some strengthening of term pricing.

Our cash position as of August 1, 2022, is $42.2 million. In addition to our strong cash position, we have nearly 324,000 pounds of finished, U.S. produced U3O8 inventory at the conversion facility, worth approximately $15.7 million at recent spot prices. Our financial position provides us with adequate funds to maintain and enhance operational readiness at Lost Creek, as well as having allowed us to preserve our existing inventory to sell into higher prices.

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To heighten our readiness to return to production operations at Lost Creek, we are advancing preparations in the fully permitted MU2 through a drilling and construction program, which is being supplemented by purchases of mid- and long-lead time items for additional development in MU2. When the advance work is complete, Lost Creek operations can increase to full production rates in as little as six months following a “go” decision.

We continue to diligently work to optimize processes and refine production plans, supported by our experienced Lost Creek operational staff, who stand ready to expand Lost Creek wellfield production to an annualized run rate of up to 1.2 million pounds. We are prepared to ramp up and to deliver future Lost Creek production into new sales contracts. A production ramp up will include further development work in both of the first two mine units, followed by the ten additional mining areas as defined in the Lost Creek Technical Report Summary (March 7, 2022). The Lost Creek facility now has the constructed and licensed capacity to process up to 2.2 million pounds of U3O8 per year and sufficient mineral resources to feed the processing plant for many years to come.

We will continue to closely monitor the uranium market, the impact of the uranium reserve program, and other developments in the markets or from Congress, which may positively impact the uranium production industry. Until market conditions signal a decision for the return to production operations, we will focus on maintaining safe and compliant operations while continuing to enhance and leverage our operational readiness.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced, packaged, and shipped approximately 2.6 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is located in Littleton, Colorado and its registered office is located in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, CEO

866-981-4588, ext. 303

John.Cash@Ur-Energy.com

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Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability to control production operations at lower levels at Lost Creek in a safe and compliant manner; ability and timing to receive all remaining permits and authorizations related to LC East; the timing to determine future development and construction priorities, including the progression and completion of our advanced development program at Lost Creek, and the impact the program will have on timing for ramp-up; the ability to readily and cost-effectively ramp-up production operations when market and other conditions warrant; the viability of the ongoing R&D efforts described, including the timing and cost to implement and operate one or more of them; the timing, origin and type of additional positive developments in the market that are anticipated; whether the recent events in the uranium markets, including the Sprott Physical Uranium Trust’s role in the market, are fundamental changes and will be sustained; whether global support for nuclear energy will continue and grow as currently appears will be the case; our ability and timing to secure term contracts with utilities; and the timing and program details for establishment of the new national uranium reserve and whether our bid proposal will be successful) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.

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